Exhibit 99.(l)(iii)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 18, 2010

Fiduciary/Claymore MLP Opportunity Fund

2455 Corporate West Drive

Lisle, Illinois 60532

RE:          Fiduciary/Claymore MLP Opportunity Fund—
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Fiduciary/Claymore MLP Opportunity Fund, a statutory trust created under the Delaware Statutory Trust Act (the “Trust”), in connection with the offering by the Trust of up to 4,887,500 shares (the “Offered Common Shares”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).

This opinion is being furnished in accordance with the requirements of Item 25 of Form N-2 under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, dated October 12, 2004, as filed with the Commission on October 12, 2004;

(ii)           the registration statement on Form N-2 (File Nos. 333-148949 and 811-21652) of the Trust, filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2008 under the 1933 Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 under the 1933 Act,  Pre-Effective Amendments No. 1 and No. 2 thereto, and Post-Effective Amendments No. 1 through No. 3 thereto, and  the Notice of Effectiveness of the Commission posted on its website declaring such Post-Effective Amendment No. 3 to such registration statement effective on August 5, 2010 (such registration statement, as so amended and declared effective, being hereinafter referred to as the  “Registration Statement”);

(iii)          the prospectus and statement of additional information of the Trust, each dated August 5, 2010;

(iv)          the preliminary prospectus supplement of the Trust, dated August 17, 2010, relating to the Offered Common Shares;

(v)           Post-Effective Amendment No. 4 to the Registration Statement, as filed with the Commission as of the date hereof;

(vi)          the Certificate of Trust of the Trust, dated October 4, 2004, as certified by the Secretary of State of the State of Delaware;

(vii)         the Agreement and Declaration of Trust of the Trust, dated October 4, 2004 (the “Declaration of Trust”), as certified by the Secretary of the Trust;

(viii)        the Amended and Restated By-Laws of the Trust, as certified by the Secretary of the Trust as amended to date and currently in effect;

(ix)           the Underwriting Agreement, dated August 18, 2010 (the “Underwriting Agreement”), among the Trust, Claymore Advisors, LLC, Fiduciary Asset Management, LLC and Morgan Stanley & Co. Incorporated, as representative of the several underwriters named therein (the “Underwriters”), in the form filed as an exhibit to Post-Effective Amendment No. 4 to the Registration Statement; and

(x)            certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Offered Common Shares and related matters, as certified by the Secretary of the Trust.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, statutory trust or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  In rendering the opinion set forth below, we have assumed that the “certificateless” shares will be registered on the stock records of the Trust by the transfer agent and registrar for the Common Shares.  As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representation of officers and other representatives of the Trust and others.

Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to any laws of any jurisdiction other than Delaware statutory trust law, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered; and (ii) the Offered Common Shares have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Offered Common Shares will have been duly authorized and the Offered Common Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Declaration of Trust).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the captions “Legal Matters” and “General Information—Counsel and Independent Registered Public Accounting Firm” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP